UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Brea Canyon Road
Walnut, California 91789
 (Address of principal executive offices, including zip code)

(909) 444-8888
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 23, 2007, ViewSonic Europe Limited entered into an extension to the credit facility agreement between ViewSonic Europe and Burdale Finance Limited, or Burdale.   ViewSonic Europe and Burdale had previously entered into a $20.0 million line of credit Facility Agreement, dated June 24, 2004, and an extension dated June 22, 2007.  The Facility Agreement was to expire on August 24, 2007.   The extension to the Facility Agreement changes the expiration date to December 24, 2007.  Except for the change in expiration date, there were no material changes to the terms of the Facility Agreement.

The above summary is qualified in its entirety by reference to the Letter Agreement which is filed as Exhibit 10.19 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.19	Letter Agreement between ViewSonic Europe Limited and Burdale Financial Limited, dated August 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: August 28, 2007	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.19	Letter Agreement between ViewSonic Europe Limited and Burdale Financial Limited, dated August 23, 2007.